Exhibit 5.2

[LETTERHEAD OF CONYERS DILL & PEARMAN LIMITED]

7 January 2016

Matter No.:352992

Doc Ref: Legal – 10698495.2

Tel: 441 278 8053

Email: alexandra.macdonald@conyersdill.com

James River Group Holdings, Ltd.

Wellesley House, 2nd Floor

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Dear Sirs

Re: James River Group Holdings, Ltd. (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 7 January 2016 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of 14,047,238 common shares, par value $0.0002 (the “Issued Shares”) being offered by certain selling shareholders of the Company (the “Selling Shareholders”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on 6 January 2016, unanimous written resolutions of its directors dated 4 January 2016 (the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Issued Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Based solely upon a review of the register of members of the Company dated 6 January, 2016, prepared by Broadridge, the branch register of the Company, the Issued Shares are validly issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Enforcement of Civil Liberties under U.S. Federal Securities Laws” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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